      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               KNIGHT-RIDDER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            -------------------------

                 FLORIDA                               38-0723657
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

        50 WEST SAN FERNANDO ST.
              SAN JOSE, CA                             95113-2413
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                            -------------------------

                           EMPLOYEE STOCK OPTION PLAN
                          EMPLOYEES STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                            -------------------------

                              KAREN STEVENSON, ESQ.
                               VICE PRESIDENT AND
                                 GENERAL COUNSEL
                            50 WEST SAN FERNANDO ST.
                             SAN JOSE, CA 95113-2413
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (408) 938-7700
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              MARIE B. RIEHLE, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                          SAN FRANCISCO, CA 94111-3143
                                 (415) 392-1122

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                          PROPOSED         PROPOSED
                                                           MAXIMUM          MAXIMUM           AMOUNT OF
  TITLE OF SECURITIES TO BE           AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
          REGISTERED                   REGISTERED       PER SHARE(1)    OFFERING PRICE(1)       FEE
--------------------------------------------------------------------------------------------------------
Common Stock,(2)
par value $.02 1/12 per share...... 8,000,000(3) shares    $51.90625      $415,250,000       $115,440.00
========================================================================================================

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $51.90625 per share, the average of the high and low price of the Common Stock on the New York Stock Exchange on June 2, 1999.

(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(3) Consists of 7,000,000 additional shares of Common Stock under the Employee Stock Option Plan and 1,000,000 additional shares of Common Stock under the Employee Stock Purchase Plan.

================================================================================

  PART II - INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Knight-Ridder, Inc. (the "Company") relating to the Employee Stock Option Plan and the Employees Stock Purchase Plan is effective. The Company's Form S-8 Registration Statements Nos. 2-37000, 2-39767, 2-43982, 2-52374, 2-67378, 2-91230, 33-25451, 33-31747 and 33-62906 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference to this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1998;

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 27, 1998; and

        (c) The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's registration statements, including any subsequent amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the securities offered hereby has been passed on for the Company by Karen Stevenson. Ms. Stevenson is Vice President and General Counsel of the Company and at June 1, 1999 beneficially owned 1,000 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 607.0850 of the Florida Business Corporation Act, the Company is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors and officers against certain expenses (including counsel fees) and other amounts paid in connection with certain threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in right of the Company), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Company. Such section also permits the Company to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Company, or which may arise out of their status as directors or officers of the Company whether or not the Company would have the power to indemnify such persons against such liability under the provisions of such Section.

        Under Article VII of the Company's By-Laws, the Company is required to indemnify its directors and officers to the fullest extent permitted by the laws of Florida as from time to time in effect against certain expenses (including counsel fees), judgments, fines and other sums paid in connection with the defense or settlement of threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in the right of the Company), to which such persons are parties or are otherwise involved in, by reason of the fact that such persons were or are directors or officers of the Company. For the complete text of
Article VII of the Company's By-Laws, reference is made to Exhibit 3.2 to the Company's Form 10-Q filed May 9, 1997, which exhibit is incorporated herein by reference.

        The Company maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), under insurance policies, the premiums for which are paid by the Company. The effect of these insurance policies is to indemnify any officer or director of the Company-against expenses, judgments, fines, attorneys' fees and other amounts paid in settlements incurred by such person, subject to certain exclusions. Such policies do not insure against any such amount incurred by an officer or director as a result of his or her own dishonesty.

ITEM 8. EXHIBITS

      EXHIBIT
       NUMBER     NAME
      --------    ----
        5.1     Opinion of Karen Stevenson, Esq..

        23.1    Consent of Ernst & Young LLP.

        23.2 Consent of Karen Stevenson, Esq. is included in Exhibit 5.1 to this Registration Statement.

        24.1    Powers of Attorney.

        99.1    Knight-Ridder, Inc. Employees Stock Purchase Plan, as amended.

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 7th of June, 1999.

                                        KNIGHT-RIDDER, INC.



                                        By: /s/ MARY JEAN CONNORS
                                           -------------------------------------
                                                     Mary Jean Connors
                                           Senior Vice President/Human Resources


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                      DATE
                ---------                                 -----                      ----

Principal Executive Officer:


* P. ANTHONY RIDDER                          Chairman of the Board and Chief       June 7, 1999
----------------------------------------            Executive Officer
P. Anthony Ridder


Principal Financial Officer:


* ROSS JONES                                   Chief Financial Officer and         June 7, 1999
----------------------------------------               Senior Vice
Ross Jones                                          President/Finance


Principal Accounting Officer:


* GARY R. EFFREN                                Vice President/Controller          June 7, 1999
----------------------------------------
Gary R. Effren

                SIGNATURE                                 TITLE                      DATE
                ---------                                 -----                      ----
*JAMES I. CASH, JR.                                     Director                   June 7, 1999
----------------------------------------
James I. Cash, Jr.


*JOAN RIDDER CHALLINOR                                  Director                   June 7, 1999
----------------------------------------
Joan Ridder Challinor


*ALVAH H. CHAPMAN, JR.                                  Director                   June 7, 1999
----------------------------------------
Alvah H. Chapman, Jr.


*KATHLEEN FOLEY FELDSTEIN                               Director                   June 7, 1999
----------------------------------------
Kathleen Foley Feldstein


*THOMAS P. GERRITY                                      Director                   June 7, 1999
----------------------------------------
Thomas P. Gerrity


*BARBARA BARNES HAUPTFUHRER                             Director                   June 7, 1999
----------------------------------------
Barbara Barnes Hauptfuhrer


*M. KENNETH OSHMAN                                      Director                   June 7, 1999
----------------------------------------
M. Kenneth Oshman

*RANDALL L. TOBIAS                                      Director                   June 7, 1999
----------------------------------------
Randall L. Tobias


*GONZALO F. VALDES-FAULI                                Director                   June 7, 1999
----------------------------------------
Gonzalo F. Valdes-Fauli


*JOHN L. WEINBERG                                       Director                   June 7, 1999
----------------------------------------
John L. Weinberg


*By: /s/ KAREN STEVENSON
    ------------------------------------
    Karen Stevenson, as attorney-in-fact

                                  EXHIBIT INDEX

      EXHIBIT                                                                         PAGE
       NUMBER     NAME                                                               NUMBER
      --------    ----                                                               ------
        5.1     Opinion of Karen Stevenson, Esq.

        23.1    Consent of Ernst & Young LLP.

        23.2 Consent of Karen Stevenson, Esq. is included in Exhibit 5.1 to this Registration Statement.

        24.1    Powers of Attorney.

        99.1    Knight-Ridder, Inc. Employees Stock Purchase Plan, as amended.